ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary
  and General Counsel

                                December 21, 1999

TO:               ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                  FARMINGVILLE, NEW YORK  11738-9075

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940
                  FILE NO. 333-________, 811-07467
                  SCUDDER HORIZON ADVANTAGE VARIABLE ANNUITY

         With reference to the Registration Statement on Form N-4 filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, marketed as the Scudder Horizon Advantage Variable Annuity. I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of December 21, 1999:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel